Pricing Supplement Dated October 4, 2007	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated February 16, 2006, and	Registration Statement Nos.	333-129763
Prospectus Supplement dated February 16, 2006)		and 333-129763-01

CUSIP: 74254PUP5

Principal Life Insurance Company
Secured Medium-Term Notes (that are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust 33 (the “Trust” and the “Issuing Entity”)
     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	$250,000,000	Purchasing Agent(s) Discount:	0%

Issue Price:	99.94281%	Original Issue Date:	October 12, 2007

Net Proceeds to the Trust:	$249,857,025	Stated Maturity Date:	October 9, 2009

Specified Currency:	U.S. Dollars

Interest Payment Dates:	January 9, April 9, July 9 and October 9 of each year

Initial Interest Payment Date:	January 9, 2008

Regular Record Date:	15 calendar days prior to the Interest Payment Date

Type of Interest Rate:	☐ Fixed Rate	☒ Floating Rate

Fixed Rate Notes:	☐ Yes	☒ No.	If, Yes,

Interest Rate:

Floating Rate Notes:	☒ Yes	☐ No.	If, Yes,

Regular Floating Rate Notes:	☒ Yes	☐ No.	If, Yes,
Interest Rate:	Federal Funds Rate + .50%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Note:	☐ Yes	☒ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Note:	☐ Yes	☒ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	Federal Funds Rate + .50%

Initial Interest Reset Date:	January 9, 2008

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Fund Open Rate
	☐ LIBOR	☒ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other

If LIBOR:	☐ LIBOR Reuters Screen LIBOR01 Page		☐ LIBOR Moneyline Telerate Page 3750
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):	+ .50%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each business day

Interest Rate Determination Date(s):	The first business day preceding each Interest Reset Date

Maximum Interest Rate, if any:	Not Applicable

Minimum Interest Rate, if any:	Not Applicable

Calculation Agent:	Citibank, N.A.

Exchange Rate Agent:	Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:	☐ Yes	☒ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Note:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☒ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment:	☐ Yes	☒ No.	If, Yes,

Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
	☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:	☐ Yes	☒ No.	If, Yes, Name of Exchange:

Authorized Denominations:	$2,000
Ratings: The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agent(s) Purchasing Notes as Principal:	☒ Yes	☐ No.	If, Yes,

Purchasing Agent(s)	Principal Amount

Banc of America Securities LLC	$125,000,000
Lehman Brothers Inc.	$125,000,000

Total:	$250,000,000

Purchasing Agent(s) Acting as Agent:	☐ Yes	☒ No.	If, Yes,

Purchasing Agent(s)	Principal Amount

Total:

State of Organization of the Trust:	New York

Additional/Other Terms: Notwithstanding anything in the Prospectus Supplement to the contrary, “Federal Funds Rate” means the rate for an Interest Reset Date will be the rate set forth in H.15(519) for that day under the caption “EFFECT,” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page. If by 5:00 p.m., New York City time, on the day that is one business day following the Interest Reset Date, such rate for the Interest Reset Date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), the rate for that Interest Reset Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption “Federal funds (effective)”. If by 5:00 p.m., New York City time, on the day that is one business day following the Interest Reset Date, such rate for the Interest Reset Date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the rate for that Interest Reset Date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.

Special Tax Considerations:

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	5-20011

Deposit Amount:	$250,000,015

Net Deposit:	$249,857,025

Effective Date:	October 12, 2007

Stated Maturity Date:	October 9, 2009

Specified Currency:	U.S. Dollars

Interest Payment Dates:	January 9, April 9, July 9 and October 9 of each year

Initial Interest Payment Date:	January 9, 2008

Type of Interest Rate:	☐ Fixed Rate	☒ Floating Rate

Fixed Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,

Interest Rate:

Floating Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,

Regular Floating Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,
Interest Rate:	Federal Funds Rate + .50%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	Federal Funds Rate + .50%

Initial Interest Reset Date:	January 9, 2008

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Funds Open Rate
	☐ LIBOR	☒ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Screen LIBOR01 Page	☐ LIBOR Moneyline Telerate Page 3750
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):	+ .50%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each business day

Interest Rate Determination Date(s):	The first business day preceding each Interest Reset Date

Maximum Interest Rate, if any:	Not Applicable

Minimum Interest Rate, if any:	Not Applicable

Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:
Redemption Provisions:	☐ Yes	☒ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment:	☐ Yes	☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.

Additional/Other Terms if any: Notwithstanding anything in the Prospectus Supplement to the contrary, “Federal Funds Rate” means the rate for an Interest Reset Date will be the rate set forth in H.15(519) for that day under the caption “EFFECT,” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page. If by 5:00 p.m., New York City time, on the day that is one business day following the Interest Reset Date, such rate for the Interest Reset Date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), the rate for that Interest Reset Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption “Federal funds (effective)”. If by 5:00 p.m., New York City time, on the day that is one business day following the Interest Reset Date, such rate for the Interest Reset Date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the rate for that Interest Reset Date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.

Special Tax Considerations:

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:	October 12, 2007

Additional/Other Terms if any: